EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-257159) and Form S-8 (No. 333-233582) of Cadiz Inc. of our report dated March 29, 2022 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 29, 2022